UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 18, 2020

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 7.01 Regulation FD Disclosure.

On March 18, 2020, Nelnet, Inc. (the “Company”) issued a press release entitled “Nelnet Receives Approval to Establish Nelnet Bank.” A copy of the press release is furnished as Exhibit 99.1 to this report.

The above information and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On March 18, 2020, the Company announced that it received notification of approval from the Federal Deposit Insurance Corporation (“FDIC”) Board of Directors for federal deposit insurance and the Utah Department of Financial Institutions (“UDFI”) in connection with the establishment of Nelnet Bank as a Utah-chartered industrial bank. Nelnet Bank would operate as an internet bank franchise focused on the private education loan marketplace, with a home office in Salt Lake City.

The approval from the FDIC and UFDI is subject to a number of conditions, including a Capital Adequacy and Liquidity Management Agreement and a Parent Company Agreement with the FDIC and compliance with the terms of the orders from the FDIC and UDFI, respectively. Nelnet Bank will have to meet a readiness review by the FDIC and UDFI before commencing operations. Nelnet Bank is also awaiting approval of its Community Reinvestment Act Plan. A timeline has not been established for these next steps in the process.

Nelnet Bank will be funded with an initial capital commitment of $100 million from the Company. Nelnet Bank will operate as a separate subsidiary of the Company, and the industrial bank charter will allow the Company to maintain its other diversified business offerings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1*	Press release dated March 18, 2020 - "Nelnet Receives Approval to Establish Nelnet Bank."

104**	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

* Furnished herewith
** Filed herewith

Forward-looking and cautionary statements

This report contains forward-looking statements that involve risks and uncertainties. The words “expect,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. No assurance can be given that the results expressed or implied in any forward-looking statements will be achieved, and actual results could be affected by one or more risks and uncertainties, which could cause them to differ materially. Among the key risks and uncertainties that may have a direct bearing on the Company’s future operating results, performance, or financial condition expressed or implied by the forward-looking statements are risks that the conditions to the announced approval of federal deposit insurance and an industrial bank charter for Nelnet Bank may not be satisfied within a reasonable timeframe or at all, thus delaying or preventing Nelnet Bank from commencing operations; the uncertain nature of the expected benefits from obtaining an industrial bank charter, including the ability to successfully launch banking operations and achieve expected market penetration;

risks of changes in the securitization markets for private education and consumer loans; risks from changes in economic conditions and consumer behavior due to, among other things, the emergence of widespread health emergencies or pandemics; and other risks and uncertainties set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this report. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company’s expectations, the Company disclaims any commitment to do so except as required by securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 18, 2020
NELNET, INC.
By: /s/ JAMES D. KRUGER
Name: James D. Kruger
Title: Chief Financial Officer